Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference into the previously filed Registration Statements on Form S-8 (Nos. 33-28052, 33-56737, 333-52411, 333-49742, 33-66932 and 333-99261) and on Form S-3 (Nos. 33-56735, 333-16785, 333-71028 and 333-88998) of Carlisle Companies Incorporated of our reports dated March 1, 2007, with respect to the consolidated balance sheets of Carlisle Companies Incorporated as of December 31, 2006 and 2005, and the related consolidated statements of earnings and comprehensive income, shareholders’ equity, and cash flows for each of the two years in the period ended December 31, 2006 and the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2006, which reports are included in this Annual Report (Form 10-K) of Carlisle Companies Incorporated for the year ended December 31, 2006.

/s/  ERNST & YOUNG LLP

Charlotte, North Carolina

March 1, 2007